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                      CONSENT OF INDEPENDENT AUDITORS


The Plan Administrative Committee and Plan Participants
The St. Paul Companies, Inc. Savings Plus Plan:

We consent to incorporation by reference in the registration statement (No. 33-15392) on Form S-8 of The St. Paul Companies, Inc. of our report dated June 18, 1999, relating to the statement of net assets available for benefits of The St. Paul Companies, Inc. Savings Plus Plan as of
December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits with fund information for the years then ended and related supplemental schedules for the year ended
December 31, 1998 which report appears elsewhere in this December 31, 1998 annual report on Form 11-K of The St. Paul Companies, Inc. Savings Plus Plan.

                                          /s/ KPMG PEAT MARWICK LLP
                                          -------------------------
                                              KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
June 28, 1999